CATERPILLAR FINANCIAL SERVICES CORPORATION

POWERNOTES (SM)

With Maturities of 9 months or more from Date of Issue


Registration No.  333-35460
Filed Pursuant to Rule 424 (b) (2)
PRICING SUPPLEMENT NO.  017				Trade Date: 11/09/00
(To Prospectus Supplement & Prospectus dated
  September 8, 2000)						Issue Date:  11/14/00
The Date of this Pricing Supplement November 09, 2000

                                                  SUBJECT TO REDEMPTI
  CUSIP									Date and terms of redemption or
     or	Stated				             Interest			repayment (including any
Common	Interest	Price to	 Discounts & PaymentSurvivor's applicable regular or
                                                                      special
CodeRate (1)	MaturityPublic (2)	Commissions Frequency	  Option Yes/No record
                                                                      dates)

14911QAS0   6.75%      11/15/05	  100%	     1.25%	  Monthly       YES   NO



Original Issue Discount Note:					Total Amount of OID:
____  Yes	  X   No						N/A



(1) The interest rates on the PowerNotes (SM) may be changed by Caterpillar Financial Services Corporation from time to time, but any such change will not affect the interest rate on any PowerNotes (SM) offered prior to the effective date of the change.

(2) Expressed as a percentage of aggregate principal amount. Actual Price to Public may be less, and will be determined by prevailin time of purchase as set forth in the confirmation sheet.